Exhibit 99.1

Victory Capital Reports Strong Fourth-Quarter and Full-Year 2023 Results

Fourth-Quarter 2023 Highlights

  Total Assets Under Management (AUM) of $166.6 billion1
  Long-term gross flows of $6.6 billion in the quarter
  Long-term net flows of ($1.1) billion in the quarter
  GAAP operating margin of 41.9%
  Adjusted EBITDA margin of 52.3% in the quarter2
  GAAP net income of $0.82 per diluted share
  Adjusted net income with tax benefit of $1.15 per diluted share2
  Board increased regular quarterly cash dividend by 5% to $0.335

SAN ANTONIO--(BUSINESS WIRE)--February 8, 2024--Victory Capital Holdings, Inc. (NASDAQ: VCTR) (“Victory Capital” or “the Company”) today reported financial results for the quarter and year ended December 31, 2023.

“We made significant progress in our strategic growth initiatives during 2023 and continued to validate the effectiveness and resiliency of our unique operating platform,” said David Brown, Chairman and Chief Executive Officer. “We invested in our business via the launching of several new products, enhancing our investment capabilities in several areas, and expanding our technology resources across the platform. Concurrently, we also expanded our profit margin with adjusted EBITDA margin rising 130 basis points to 50.9% for the year.

“In the final quarter of 2023, both long-term gross and net flows improved to their best levels in more than a year, which is encouraging as we begin 2024.

“Our Franchises continued to deliver excellent investment performance for clients. At year end, the percentage of our AUM outperforming benchmarks over the respective 3-, 5-, and 10-year periods was 62%, 84%, and 79%. In addition, 70% of our AUM in mutual funds and ETFs were rated four or five stars overall by Morningstar.

“During the fourth quarter, we repurchased an additional 1.8 million shares, increasing the capital returned to shareholders from repurchases during the year to $158 million. Combined with cash dividends, we returned $243 million to shareholders in 2023, an increase of 21% over the previous year, and the most we have ever returned to our shareholders in our Company’s history.

“Our M&A diligence activities have progressed, and entering the new year we are optimistic about the prospects for executing on a transaction aligned with our strategic growth objectives.

“As always, we continue to focus on serving our clients, which is our top priority.”

[1]	Total AUM includes both discretionary and non-discretionary client assets.
[2]

The Company reports its financial results in accordance with generally accepted accounting principles (“GAAP”). Adjusted EBITDA and Adjusted Net Income are not defined by GAAP and should not be regarded as an alternative to any measurement under GAAP. Please refer to the section “Information Regarding Non-GAAP Financial Measures” at the end of this press release for an explanation of Non-GAAP financial measures and a reconciliation to the nearest GAAP financial measure.

The table below presents AUM, and certain GAAP and non-GAAP (“adjusted”) financial results. Due to rounding, AUM values and other amounts in this press release may not add up precisely to the totals provided.

(in millions except per share amounts or as otherwise noted)

	For the Three Months Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2023	2023	2022	2023	2022
Assets Under Management[1]
Ending	$166,611	$153,506	$152,952	$166,611	$152,952
Average	156,734	161,147	154,632	158,268	164,025

Long-term Flows[2]
Long-term Gross	$6,557	$5,255	$6,502	$23,251	$33,313
Long-term Net	(1,134)	(1,700)	(4,405)	(6,176)	(2,545)

Money Market/Short-term Flows
Money Market / Short-term Gross	$188	$193	$179	$853	$621
Money Market / Short-term Net	(47)	(19)	(62)	(391)	(187)

Total Flows
Total Gross	$6,745	$5,449	$6,681	$24,104	$33,934
Total Net	(1,181)	(1,719)	(4,466)	(6,567)	(2,732)

Consolidated Financial Results (GAAP)
Revenue	$205.8	$209.7	$201.5	$821.0	$854.8
Revenue realization (in bps)	52.1	51.6	51.7	51.9	52.1
Operating expenses	119.5	129.6	121.9	492.6	455.7
Income from operations	86.3	80.0	79.6	328.5	399.1
Operating margin	41.9%	38.2%	39.5%	40.0%	46.7%
Net income	55.2	52.0	52.3	213.2	275.5
Earnings per diluted share	$0.82	$0.77	$0.74	$3.12	$3.81
Cash flow from operations	97.1	91.6	67.1	330.3	335.2

Adjusted Performance Results (Non-GAAP)[3]
Adjusted EBITDA	$107.6	$107.2	$100.1	$418.0	$424.2
Adjusted EBITDA margin	52.3%	51.1%	49.7%	50.9%	49.6%
Adjusted net income	67.4	70.3	65.0	269.7	293.8
Tax benefit of goodwill and acquired intangible assets	9.7	9.5	9.5	38.3	37.5
Adjusted net income with tax benefit	77.0	79.8	74.5	307.9	331.2
Adjusted net income with tax benefit per diluted share	$1.15	$1.18	$1.05	$4.51	$4.58
_________________
[1] Total AUM includes both discretionary and non-discretionary client assets.
[2] Long-term AUM is defined as total AUM excluding Money Market and Short-term assets.

[3] The Company reports its financial results in accordance with GAAP. Adjusted EBITDA and Adjusted Net Income are not defined by GAAP and should not be regarded as an alternative to any measurement under GAAP. Please refer to the section “Information Regarding Non-GAAP Financial Measures” at the end of this press release for an explanation of Non-GAAP financial measures and a reconciliation to the nearest GAAP financial measure.

AUM, Flows and Investment Performance

Victory Capital’s total AUM increased by 8.5%, or $13.1 billion, to $166.6 billion at December 31, 2023, compared with $153.5 billion at September 30, 2023. The increase was attributable to $14.3 billion of positive market action partially offset by $1.2 billion in negative net flows.

Total gross flows were $6.7 billion in the fourth quarter and $24.1 billion for the year. Long-term AUM increased by 8.7%, or $13.0 billion, to $163.3 billion at December 31, 2023, compared with $150.3 billion at September 30, 2023. For the fourth quarter, the Company reported long-term gross flows of $6.6 billion and net long-term outflows of $1.1 billion. For the year-to-date period, the Company reported long-term gross flows of $23.3 billion and net long-term outflows of $6.2 billion.

At December 31, 2023, Victory Capital offered 118 investment strategies through its 11 autonomous Investment Franchises and Solutions Platform. The table below presents outperformance against benchmarks by AUM as of December 31, 2023.

Percentage of AUM Outperforming Benchmark
Trailing	Trailing	Trailing	Trailing
1-Year	3-Years	5-Years	10-Years
49%	62%	84%	79%

Fourth Quarter 2023 Compared with Third Quarter 2023

Revenue decreased 1.9% to $205.8 million, in the fourth quarter, compared with $209.7 million in the third quarter, primarily due to lower average AUM, which decreased 2.7% from $161.1 billion at September 30, 2023 to $156.7 billion at December 31, 2023. GAAP operating margin expanded 370 basis points in the fourth quarter to 41.9%, up from 38.2% in the third quarter. The increase was primarily due to the combination of a non-cash $6.3 million difference in amounts recorded to the change in the fair value of consideration payable for acquisitions and a decrease in depreciation and amortization expense as a result of a write-down of an intangible asset in the third quarter. Reflecting these lower non-cash expenses, fourth-quarter GAAP net income increased 6.2% to $55.2 million, up from $52.0 million in the prior quarter. On a per-share basis, GAAP net income increased 6.5% to $0.82 per diluted share in the fourth quarter, versus $0.77 per diluted share in the third quarter.

Adjusted net income with tax benefit decreased 3.5% to $77.0 million in the fourth quarter, down from $79.8 million in the third quarter. On a per-share basis, adjusted net income with tax benefit decreased 2.5% to $1.15 per diluted share in the fourth quarter, from $1.18 per diluted share in the prior quarter. Adjusted EBITDA was $107.6 million in the fourth quarter, compared to $107.2 million in the third quarter. Adjusted EBITDA margin expanded 120 basis points in the fourth quarter of 2023 to 52.3%, compared with 51.1% in the prior quarter.

Fourth Quarter 2023 Compared with Fourth Quarter 2022

Revenue for the three months ended December 31, 2023 increased 2.1% to $205.8 million, compared with $201.5 million in the same quarter of 2022. The increase was primarily due to higher average AUM, which increased 1.4% to $156.7 billion, compared with $154.6 billion in the same quarter last year. Also contributing was a slight increase in revenue realization due to a change in asset mix.

Operating expenses decreased 2.0% to $119.5 million, compared with $121.9 million in last year’s fourth quarter primarily due to a $4.9 million decrease in personnel compensation and benefits and a $3.2 million decrease in depreciation and amortization expense partially offset by a $4.0 million increase in non-cash difference in amounts recorded to the change in the fair value of consideration payable for acquisitions as well as a $3.3 million increase in general and administrative expense due to unwind costs associated with the monetization of the Company’s Swap. GAAP operating margin expanded 240 basis points to 41.9% in the fourth quarter, from 39.5% in the same quarter of 2022. GAAP net income increased 5.6% to $55.2 million, or $0.82 per diluted share, in the fourth quarter compared with $52.3 million, or $0.74 per diluted share, in the same quarter of 2022.

Adjusted net income with tax benefit increased 3.4% to $77.0 million in the fourth quarter, up from $74.5 million in the same quarter last year. On a per share basis, adjusted net income with tax benefit increased 9.5% to $1.15 per diluted share in the fourth quarter, from $1.05 per diluted share in the same quarter last year. Adjusted EBITDA increased 7.4% to $107.6 million in the fourth quarter, compared with $100.1 million in last year’s same quarter. Year-over-year, adjusted EBITDA margin expanded 260 basis points to 52.3% in the fourth quarter of 2023, compared with 49.7% in the same quarter last year.

Year Ended December 31, 2023 Compared with Year Ended December 31, 2022

Revenue for the year ended December 31, 2023, declined 4.0% to $821.0 million, compared with $854.8 million in the same period of 2022. The decrease was primarily due to lower average AUM.

Operating expenses increased 8.1% to $492.6 million for year ended December 31, 2023, compared with $455.7 million in 2022 due to a non-cash $63.8 million difference in amounts recorded from the change in fair value of consideration payable for acquisitions partially offset by a decrease in variable operating expenses from lower average AUM and earnings. GAAP operating margin was 40.0% for the year ended December 31, 2023, a 670 basis point decrease from the 46.7% recorded in 2022. GAAP net income declined 22.6% to $213.2 million for the year ended 2023 compared with $275.5 million in the prior year. GAAP net earnings per share decreased to $3.12 per diluted share in 2023, down from $3.81 per diluted share in 2022.

Adjusted net income with tax benefit decreased 7.0% to $307.9 million for the year ended December 31, 2023, down from $331.2 million in 2022. On a per share basis, adjusted net income with tax benefit decreased 1.5% to $4.51 per diluted share for the year ended December 31, 2023, from $4.58 per diluted share in 2022. For the year ended December 31, 2023, adjusted EBITDA declined 1.5% to $418.0 million, compared with $424.2 million in 2022. Year-over-year, adjusted EBITDA margin expanded 130 basis points to 50.9% for the year ended December 31, 2023, compared with 49.6% in the previous year.

Balance Sheet / Capital Management

The Company ended the year with $124 million of cash on its balance sheet.

Total debt outstanding as of December 31, 2023 was approximately $1,002 million and consisted of an existing term loan balance of $631 million and the 2021 Incremental Term Loans balance of $371 million.

During the fourth quarter, the Company repurchased 1.7 million shares under the 10b-5 plan and net settled 0.1 million shares. For the year ended December 31, 2023, the Company repurchased 4.2 million shares under the 10b-5 plan and net settled 0.8 million shares.

The Company’s Board of Directors also approved a regular quarterly cash dividend of $0.335 per share. The dividend is payable on March 25, 2024, to shareholders of record on March 11, 2024.

Conference Call, Webcast and Slide Presentation

The Company will host a conference call tomorrow morning, February 9, 2024, at 8:00 a.m. ET to discuss the results. Analysts and investors may participate in the question-and-answer session. To participate in the conference call, please call 1-888-330-3571 (domestic) or 1-646-960-0657 (international), shortly before 8:00 a.m. ET and reference the Victory Capital Conference Call. A live, listen-only webcast will also be available via the investor relations section of the Company’s website at https://ir.vcm.com. Prior to the call, supplemental materials will be available on the investor relations section of the Company’s website at https://ir.vcm.com before the conference call begins. For anyone who is unable to join the live event, an archive of the webcast will be available for replay shortly after the call concludes.

About Victory Capital

Victory Capital is a diversified global asset management firm with $166.6 billion in assets under management as of December 31, 2023. The Company employs a next-generation business strategy that combines boutique investment qualities with the benefits of a fully integrated, centralized operating and distribution platform.

Victory Capital provides specialized investment strategies to institutions, intermediaries, retirement platforms and individual investors. With 11 autonomous Investment Franchises and a Solutions Business, Victory Capital offers a wide array of investment products and services, including mutual funds, ETFs, separately managed accounts, alternative investments, third-party ETF model strategies, collective investment trusts, private funds, a 529 Education Savings Plan, and brokerage services.

Victory Capital is headquartered in San Antonio, Texas, with offices and investment professionals in the U.S. and around the world. To learn more please visit www.vcm.com or follow Victory Capital on Facebook, Twitter, and LinkedIn.

FORWARD-LOOKING STATEMENTS

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may include, without limitation, any statements preceded by, followed by or including words such as “target,” “believe,” “expect,” “aim,” “intend,” “may,” “anticipate,” “assume,” “budget,” “continue,” “estimate,” “future,” “objective,” “outlook,” “plan,” “potential,” “predict,” “project,” “will,” “can have,” “likely,” “should,” “would,” “could” and other words and terms of similar meaning or the negative thereof. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors beyond Victory Capital’s control such as continued geopolitical uncertainty including the conflicts in Ukraine and Israel and its effect on our business, operations and financial results going forward, as discussed in Victory Capital’s filings with the SEC, that could cause Victory Capital’s actual results, performance or achievements to be materially different from the expected results, performance or achievements expressed or implied by such forward-looking statements.

Although it is not possible to identify all such risks and factors, they include, among others, the following: reductions in AUM based on investment performance, client withdrawals, difficult market conditions and other factors such as a pandemic; the nature of the Company’s contracts and investment advisory agreements; the Company’s ability to maintain historical returns and sustain its historical growth; the Company’s dependence on third parties to market its strategies and provide products or services for the operation of its business; the Company’s ability to retain key investment professionals or members of its senior management team; the Company’s reliance on the technology systems supporting its operations; the Company’s ability to successfully acquire and integrate new companies; the concentration of the Company’s investments in long-only small- and mid-cap equity and U.S. clients; risks and uncertainties associated with non-U.S. investments; the Company’s efforts to establish and develop new teams and strategies; the ability of the Company’s investment teams to identify appropriate investment opportunities; the Company’s ability to limit employee misconduct; the Company’s ability to meet the guidelines set by its clients; the Company’s exposure to potential litigation (including administrative or tax proceedings) or regulatory actions; the Company’s ability to implement effective information and cyber security policies, procedures and capabilities; the Company’s substantial indebtedness; the potential impairment of the Company’s goodwill and intangible assets; disruption to the operations of third parties whose functions are integral to the Company’s ETF platform; the Company’s determination that Victory Capital is not required to register as an "investment company" under the 1940 Act; the fluctuation of the Company’s expenses; the Company’s ability to respond to recent trends in the investment management industry; the level of regulation on investment management firms and the Company’s ability to respond to regulatory developments; the competitiveness of the investment management industry; the level of control over the Company retained by Crestview GP; and other risks and factors listed under "Risk Factors" and elsewhere in the Company’s filings with the SEC.

Such forward-looking statements are based on numerous assumptions regarding Victory Capital’s present and future business strategies and the environment in which it will operate in the future. Any forward-looking statement made in this press release speaks only as of the date hereof. Except as required by law, Victory Capital assumes no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future.

Victory Capital Holdings, Inc. and Subsidiaries
Unaudited Consolidated Statements of Operations
(in thousands except per share data and percentages)

	For the Three Months Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2023	2023	2022	2023	2022
Revenue
Investment management fees	$160,677	$163,953	$156,346	$640,876	$664,710
Fund administration and distribution fees	45,117	45,735	45,169	180,152	190,090
Total revenue	205,794	209,688	201,515	821,028	854,800

Expenses
Personnel compensation and benefits	53,949	54,501	58,846	220,992	238,198
Distribution and other asset-based expenses	36,438	38,160	37,634	149,596	161,105
General and administrative	16,702	13,947	13,389	56,287	52,373
Depreciation and amortization	7,984	12,333	11,150	41,647	43,201
Change in value of consideration payable for acquisition of business	4,000	10,336	—	23,236	(40,600)
Acquisition-related costs	83	116	85	217	534
Restructuring and integration costs	320	246	808	595	881
Total operating expenses	119,476	129,639	121,912	492,570	455,692

Income from operations	86,318	80,049	79,603	328,458	399,108
Operating margin	41.9%	38.2%	39.5%	40.0%	46.7%

Other income (expense)
Interest income and other income (expense)	3,765	1,452	2,633	8,732	(2,463)
Interest expense and other financing costs	(16,561)	(15,580)	(13,327)	(61,282)	(43,964)
Loss on debt extinguishment	—	—	239	—	(2,648)
Total other expense, net	(12,796)	(14,128)	(10,455)	(52,550)	(49,075)

Income before income taxes	73,522	65,921	69,148	275,908	350,033

Income tax expense	(18,316)	(13,914)	(16,879)	(62,751)	(74,522)

Net income	$55,206	$52,007	$52,269	$213,157	$275,511

Earnings per share of common stock
Basic	$0.85	$0.79	$0.77	$3.22	$4.02
Diluted	0.82	0.77	0.74	3.12	3.81

Weighted average number of shares outstanding
Basic	65,309	65,774	68,054	66,202	68,481
Diluted	66,935	67,676	70,685	68,214	72,266

Dividends declared per share	$0.32	$0.32	$0.25	$1.28	$1.00

Victory Capital Holdings, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures[1]
(unaudited; in thousands except per share data and percentages)

	For the Three Months Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2023	2023	2022	2023	2022
Net income (GAAP)	$55,206	$52,007	$52,269	$213,157	$275,511
Income tax expense	(18,316)	(13,914)	(16,879)	(62,751)	(74,522)
Income before income taxes	$73,522	$65,921	$69,148	$275,908	$350,033
Interest expense	15,532	14,660	12,006	57,820	41,024
Depreciation	2,273	2,302	1,959	8,842	8,045
Other business taxes	305	636	448	1,707	2,118
Amortization of acquisition-related intangible assets	5,711	10,032	9,191	32,805	35,160
Stock-based compensation	1,503	1,451	2,420	6,496	10,143
Acquisition, restructuring and exit costs	5,586	11,463	3,997	28,982	(28,722)
Debt issuance costs	3,128	762	935	5,394	5,620
Losses from equity method investments	—	—	—	—	825
Adjusted EBITDA	$107,560	$107,227	$100,104	$417,954	$424,246
Adjusted EBITDA margin	52.3%	51.1%	49.7%	50.9%	49.6%

Net income (GAAP)	$55,206	$52,007	$52,269	$213,157	$275,511
Adjustment to reflect the operating performance of the Company
Other business taxes	305	636	448	1,707	2,118
Amortization of acquisition-related intangible assets	5,711	10,032	9,191	32,805	35,160
Stock-based compensation	1,503	1,451	2,420	6,496	10,143
Acquisition, restructuring and exit costs	5,586	11,463	3,997	28,982	(28,722)
Debt issuance costs	3,128	762	935	5,394	5,620
Tax effect of above adjustments	(4,061)	(6,085)	(4,247)	(18,847)	(6,080)
Adjusted net income	$67,378	$70,266	$65,013	$269,694	$293,750
Adjusted net income per diluted share	$1.01	$1.04	$0.92	$3.95	$4.06

Tax benefit of goodwill and acquired intangible assets	$9,655	$9,536	$9,513	$38,252	$37,490
Tax benefit of goodwill and acquired intangible assets per diluted share	$0.14	$0.14	$0.13	$0.56	$0.52

Adjusted net income with tax benefit	$77,033	$79,802	$74,526	$307,946	$331,240
Adjusted net income with tax benefit per diluted share	$1.15	$1.18	$1.05	$4.51	$4.58

[1] The Company reports its financial results in accordance with GAAP. Adjusted EBITDA and Adjusted Net Income are not defined by GAAP and should not be regarded as an alternative to any measurement under GAAP. Please refer to the section “Information Regarding Non-GAAP Financial Measures” at the end of this press release for an explanation of Non-GAAP financial measures and a reconciliation to the nearest GAAP financial measure.

Victory Capital Holdings, Inc. and Subsidiaries
Unaudited Consolidated Balance Sheets
(In thousands, except for shares)

	December 31, 2023	December 31, 2022
Assets
Cash and cash equivalents	$123,547	$38,171
Investment management fees receivable	71,888	68,347
Fund administration and distribution fees receivable	14,238	14,379
Other receivables	1,444	1,747
Prepaid expenses	5,785	8,443
Investments in proprietary funds, at fair value	534	466
Deferred compensation plan investments, at fair value	31,274	26,800
Property and equipment, net	19,578	21,146
Goodwill	981,805	981,805
Other intangible assets, net	1,281,832	1,314,637
Other assets	10,691	64,958
Total assets	$2,542,616	$2,540,899

Liabilities and stockholders' equity
Accounts payable and accrued expenses	$56,477	$50,862
Accrued compensation and benefits	55,456	58,458
Consideration payable for acquisition of business	217,200	230,400
Deferred compensation plan liability	31,274	26,800
Deferred tax liability, net	128,714	108,138
Other liabilities	11,225	15,317
Long-term debt(1)	989,269	985,514
Total liabilities	1,489,615	1,475,489

Stockholders' equity:
Common stock; $0.01 par value per share: 2023 - 600,000,000 shares authorized, 82,404,305 shares issued and 64,254,714 shares outstanding; 2022 - 600,000,000 shares authorized, 80,528,137 shares issued and 67,325,534 shares outstanding	824	805
Additional paid-in capital	728,283	705,466
Treasury stock, at cost: 2023 - 18,149,591 shares; 2022 - 13,202,603 shares	(444,286)	(285,425)
Accumulated other comprehensive income	31,328	35,442
Retained earnings	736,852	609,122
Total stockholders' equity	1,053,001	1,065,410
Total liabilities and stockholders’ equity	$2,542,616	$2,540,899

[1] Balances at December 31, 2023 and December 31, 2022 are shown net of unamortized loan discount and debt issuance costs in the amount of $12.4 million and $16.2 million, respectively. The gross amount of the debt outstanding was $1,001.7 million as of December 31, 2023 and 2022, respectively.

Victory Capital Holdings, Inc. and Subsidiaries Assets Under Management (unaudited; in millions except for percentages)

	For the Three Months Ended			% Change from
	December 31,	September 30,	December 31,	September 30,	December 31,
	2023	2023	2022	2023	2022
Beginning assets under management	$153,506	$161,622	$147,257	-5%	4%
Gross client cash inflows	6,745	5,449	6,681	24%	1%
Gross client cash outflows	(7,926)	(7,168)	(11,147)	11%	-29%
Net client cash flows	(1,181)	(1,719)	(4,466)	-31%	-74%
Market appreciation (depreciation)	14,315	(4,888)	10,492	N/A	36%
Realizations and distributions	(27)	—	(295)	N/A	N/A
Acquired & divested assets / Net transfers[1]	(2)	(1,508)	(36)	N/A	N/A
Ending assets under management	166,611	153,506	152,952	9%	9%
Average assets under management	156,734	161,147	154,632	-3%	1%

	For the Year Ended			% Change from
	December 31,	December 31,		December 31,
	2023	2022		2022
Beginning assets under management	$152,952	$183,654		-17%
Gross client cash inflows	24,104	33,934		-29%
Gross client cash outflows	(30,671)	(36,666)		-16%
Net client cash flows	(6,567)	(2,732)		140%
Market appreciation (depreciation)	21,878	(26,495)		N/A
Realizations and distributions	(100)	(376)		-73%
Acquired & divested assets / Net transfers[2]	(1,552)	(1,100)		41%
Ending assets under management	166,611	152,952		9%
Average assets under management	158,268	164,025		-4%

[1] The three months ended September 30, 2023 reflects divested assets of $1.3 billion associated with the INCORE transaction.
[2] The year ended December 31, 2023 reflects divested assets of $1.3 billion associated with the INCORE transaction.

Victory Capital Holdings, Inc. and Subsidiaries
Assets Under Management by Asset Class
(unaudited; in millions)

For the Three Months Ended	By Asset Class
					Global /
	U.S. Mid	U.S. Small	Fixed	U.S. Large	Non-U.S.		Alternative	Total	Money Market /
	Cap Equity	Cap Equity	Income	Cap Equity	Equity	Solutions	Investments	Long-term	Short-term	Total
December 31, 2023
Beginning assets under management	$28,235	$14,650	$23,790	$11,596	$14,807	$53,998	$3,222	$150,298	$3,208	$153,506
Gross client cash inflows	1,008	555	1,072	62	1,251	2,110	498	6,557	188	6,745
Gross client cash outflows	(1,548)	(938)	(1,890)	(329)	(657)	(1,977)	(352)	(7,691)	(234)	(7,926)
Net client cash flows	(541)	(383)	(818)	(267)	595	133	146	(1,134)	(47)	(1,181)
Market appreciation (depreciation)	2,917	1,698	1,392	1,320	1,387	5,474	91	14,278	38	14,315
Realizations and distributions	—	—	—	—	—	—	(27)	(27)	—	(27)
Acquired & divested assets / Net transfers	(8)	(6)	(8)	(15)	(16)	(20)	(1)	(74)	72	(2)
Ending assets under management	$30,604	$15,959	$24,355	$12,635	$16,772	$59,585	$3,431	$163,340	$3,271	$166,611

September 30, 2023
Beginning assets under management	$30,007	$15,664	$26,098	$12,170	$15,392	$55,836	$3,301	$158,469	$3,152	$161,622
Gross client cash inflows	1,224	458	892	51	392	1,988	249	5,255	193	5,449
Gross client cash outflows	(1,769)	(920)	(1,343)	(282)	(519)	(1,720)	(402)	(6,955)	(213)	(7,168)
Net client cash flows	(545)	(462)	(451)	(231)	(126)	268	(153)	(1,700)	(19)	(1,719)
Market appreciation (depreciation)	(1,224)	(547)	(460)	(287)	(451)	(2,028)	71	(4,927)	39	(4,888)
Realizations and distributions	—	—	—	—	—	—	—	—	—	—
Acquired & divested assets / Net transfers [1]	(2)	(5)	(1,397)	(57)	(8)	(78)	3	(1,545)	37	(1,508)
Ending assets under management	$28,235	$14,650	$23,790	$11,596	$14,807	$53,998	$3,222	$150,298	$3,208	$153,506

December 31, 2022
Beginning assets under management	$25,754	$14,109	$27,198	$10,762	$12,293	$48,551	$5,334	$144,001	$3,256	$147,257
Gross client cash inflows	1,442	754	1,342	87	1,025	1,372	479	6,502	179	6,681
Gross client cash outflows	(2,259)	(1,133)	(2,694)	(450)	(767)	(1,697)	(1,907)	(10,906)	(241)	(11,147)
Net client cash flows	(818)	(379)	(1,352)	(362)	258	(324)	(1,427)	(4,405)	(62)	(4,466)
Market appreciation (depreciation)	2,963	1,378	601	680	1,628	3,166	48	10,464	28	10,492
Realizations and distributions	—	—	—	—	—	—	(295)	(295)	—	(295)
Acquired & divested assets / Net transfers	(8)	(6)	(94)	(106)	(19)	114	3	(116)	80	(36)
Ending assets under management	$27,892	$15,103	$26,353	$10,973	$14,160	$51,507	$3,663	$149,649	$3,302	$152,952

[1] The three months ended September 30, 2023 reflects divested assets of $1.3 billion associated with the INCORE transaction.

Victory Capital Holdings, Inc. and Subsidiaries Assets Under Management by Asset Class (unaudited; in millions)

For the Year Ended	By Asset Class
					Global /
	U.S. Mid	U.S. Small	Fixed	U.S. Large	Non-U.S.		Alternative	Total	Money Market /
	Cap Equity	Cap Equity	Income	Cap Equity	Equity	Solutions	Investments	Long-term	Short-term	Total
December 31, 2023
Beginning assets under management	$27,892	$15,103	$26,353	$10,973	$14,160	$51,507	$3,663	$149,649	$3,302	$152,952
Gross client cash inflows	5,090	2,741	4,024	284	2,581	6,937	1,593	23,251	853	24,104
Gross client cash outflows	(5,536)	(3,859)	(6,129)	(1,286)	(2,304)	(8,310)	(2,002)	(29,426)	(1,245)	(30,671)
Net client cash flows	(446)	(1,117)	(2,105)	(1,002)	276	(1,373)	(409)	(6,176)	(391)	(6,567)
Market appreciation (depreciation)	3,153	1,978	1,595	2,809	2,431	9,494	270	21,729	149	21,878
Realizations and distributions	—	—	—	—	—	—	(100)	(100)	—	(100)
Acquired & divested assets / Net transfers[1]	5	(4)	(1,487)	(145)	(96)	(43)	7	(1,763)	211	(1,552)
Ending assets under management	$30,604	$15,959	$24,355	$12,635	$16,772	$59,585	$3,431	$163,340	$3,271	$166,611

December 31, 2022
Beginning assets under management	$30,578	$20,094	$35,154	$15,766	$16,050	$60,364	$2,548	$180,554	$3,100	$183,654
Gross client cash inflows	6,859	3,162	5,524	406	4,149	8,169	5,045	33,313	621	33,934
Gross client cash outflows	(6,919)	(5,214)	(9,545)	(1,498)	(3,111)	(6,247)	(3,324)	(35,858)	(807)	(36,666)
Net client cash flows	(60)	(2,053)	(4,020)	(1,093)	1,038	1,921	1,721	(2,545)	(187)	(2,732)
Market appreciation (depreciation)	(2,641)	(2,965)	(3,345)	(3,328)	(3,153)	(10,887)	(215)	(26,533)	39	(26,495)
Realizations and distributions	—	—	—	—	—	—	(376)	(376)	—	(376)
Acquired & divested assets / Net transfers	14	27	(1,436)	(372)	226	107	(16)	(1,450)	350	(1,100)
Ending assets under management	$27,892	$15,103	$26,353	$10,973	$14,160	$51,507	$3,663	$149,649	$3,302	$152,952

[1] The year ended December 31, 2023 reflects divested assets of $1.3 billion associated with the INCORE transaction.

Victory Capital Holdings, Inc. and Subsidiaries
Assets Under Management by Vehicle
(unaudited; in millions)

For the Three Months Ended	By Vehicle
			Separate
			Accounts
	Mutual		and Other
	Funds[1]	ETFs[2]	Vehicles[3]	Total
December 31, 2023
Beginning assets under management	$101,138	$4,710	$47,658	$153,506
Gross client cash inflows	4,126	343	2,276	6,745
Gross client cash outflows	(5,887)	(356)	(1,682)	(7,926)
Net client cash flows	(1,761)	(13)	593	(1,181)
Market appreciation (depreciation)	9,466	273	4,577	14,315
Realizations and distributions	—	—	(27)	(27)
Acquired & divested assets / Net transfers	(41)	—	39	(2)
Ending assets under management	$108,802	$4,970	$52,840	$166,611

September 30, 2023
Beginning assets under management	$105,916	$5,193	$50,513	$161,622
Gross client cash inflows	3,283	232	1,933	5,449
Gross client cash outflows	(5,119)	(557)	(1,492)	(7,168)
Net client cash flows	(1,836)	(324)	441	(1,719)
Market appreciation (depreciation)	(2,925)	(165)	(1,799)	(4,888)
Realizations and distributions	—	—	—	—
Acquired & divested assets / Net transfers[4]	(17)	6	(1,497)	(1,508)
Ending assets under management	$101,138	$4,710	$47,658	$153,506

December 31, 2022
Beginning assets under management	$96,591	$5,110	$45,557	$147,257
Gross client cash inflows	4,217	378	2,087	6,681
Gross client cash outflows	(7,953)	(178)	(3,016)	(11,147)
Net client cash flows	(3,736)	200	(930)	(4,466)
Market appreciation (depreciation)	6,620	327	3,546	10,492
Realizations and distributions	—	—	(295)	(295)
Acquired & divested assets / Net transfers	(27)	(9)	—	(36)
Ending assets under management	$99,447	$5,627	$47,877	$152,952

[1] Includes institutional and retail share classes, money market and VIP funds.
[2] Represents only ETF assets held by third parties. Excludes ETF assets held by other Victory Capital products.
[3] Includes collective trust funds, wrap program accounts, UMAs, UCITS, private funds and non-U.S. domiciled pooled vehicles.
[4] The three months ended September 30, 2023 reflects divested assets of $1.3 billion associated with the INCORE transaction.

Victory Capital Holdings, Inc. and Subsidiaries
Assets Under Management by Vehicle
(unaudited; in millions)

For the Year Ended	By Vehicle
			Separate
			Accounts
	Mutual		and Other
	Funds[1]	ETFs[2]	Vehicles[3]	Total
December 31, 2023
Beginning assets under management	$99,447	$5,627	$47,877	$152,952
Gross client cash inflows	15,594	969	7,542	24,104
Gross client cash outflows	(21,276)	(1,567)	(7,828)	(30,671)
Net client cash flows	(5,682)	(599)	(286)	(6,567)
Market appreciation (depreciation)	15,114	(56)	6,820	21,878
Realizations and distributions	—	—	(100)	(100)
Acquired & divested assets / Net transfers[4]	(77)	(3)	(1,471)	(1,552)
Ending assets under management	$108,802	$4,970	$52,840	$166,611

December 31, 2022
Beginning assets under management	$124,142	$4,871	$54,641	$183,654
Gross client cash inflows	21,198	2,043	10,692	33,934
Gross client cash outflows	(27,703)	(572)	(8,391)	(36,666)
Net client cash flows	(6,505)	1,472	2,302	(2,732)
Market appreciation (depreciation)	(17,092)	(724)	(8,679)	(26,495)
Realizations and distributions	—	—	(376)	(376)
Acquired & divested assets / Net transfers[5]	(1,098)	9	(11)	(1,100)
Ending assets under management	$99,447	$5,627	$47,877	$152,952

[1] Includes institutional and retail share classes, money market and VIP funds.
[2] Represents only ETF assets held by third parties. Excludes ETF assets held by other Victory Capital products.
[3] Includes collective trust funds, wrap program accounts, UMAs, UCITS, private funds and non-U.S. domiciled pooled vehicles.
[4] The year ended December 31, 2023 reflects divested assets of $1.3 billion associated with the INCORE transaction.

Information Regarding Non-GAAP Financial Measures

Victory Capital uses non-GAAP financial measures referred to as Adjusted EBITDA and Adjusted Net Income to measure the operating profitability of the Company. These measures eliminate the impact of one-time acquisition, restructuring and integration costs and demonstrate the ongoing operating earnings metrics of the Company. The Company has included these non-GAAP measures to provide investors with the same financial metrics used by management to assess the operating performance of the Company.

Adjusted EBITDA

Adjustments made to GAAP Net Income to calculate Adjusted EBITDA, as applicable, are:

  Adding back income tax expense;
  Adding back interest paid on debt and other financing costs, net of interest income;
  Adding back depreciation on property and equipment;
  Adding back other business taxes;
  Adding back amortization expense on acquisition-related intangible assets;
  Adding back stock-based compensation expense associated with equity awards issued from pools created in connection with the management-led buyout and various acquisitions and as a result of equity grants related to the IPO;
  Adding back direct incremental costs of acquisitions, including restructuring costs;
  Adding back debt issuance cost expense;
  Adjusting for earnings/losses on equity method investments.

Adjusted Net Income

Adjustments made to GAAP Net Income to calculate Adjusted Net Income, as applicable, are:

  Adding back other business taxes;
  Adding back amortization expense on acquisition-related intangible assets;
  Adding back stock-based compensation expense associated with equity awards issued from pools created in connection with the management-led buyout and various acquisitions and as a result of any equity grants related to the IPO;
  Adding back direct incremental costs of acquisitions, including restructuring costs;
  Adding back debt issuance cost expense;
  Subtracting an estimate of income tax expense applied to the sum of the adjustments above.

Tax Benefit of Goodwill and Acquired Intangible Assets

Due to Victory Capital’s acquisitive nature, tax deductions allowed on acquired intangible assets and goodwill provide it with additional significant supplemental economic benefit. The tax benefit of goodwill and intangible assets represent the tax benefits associated with deductions allowed for intangible assets and goodwill generated from prior acquisitions in which the Company received a step-up in basis for tax purposes. Acquired intangible assets and goodwill may be amortized for tax purposes, generally over a 15-year period. The tax benefit from amortization on these assets is included to show the full economic benefit of deductions for all acquired intangible assets with a step-up in tax basis.

Contacts

Investors:
Matthew Dennis, CFA
Chief of Staff
Director, Investor Relations
216-898-2412
mdennis@vcm.com

Media:
Jessica Davila
Director, Global Communications
210-694-9693
jessica_davila@vcm.com